UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

Rexahn Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Rexahn Pharmaceuticals, Inc. (the “Company”) announced today that it has effected a one-for-twelve reverse split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”). To effectuate the Reverse Stock Split, the Company filed a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Delaware. Pursuant to and upon the effectiveness of the Amendment at 7:00 a.m., Eastern Daylight Time, on April 12, 2019, each twelve shares of Common Stock issued and outstanding at the effective time were reclassified and combined into one share of Common Stock.

The Company has retained Olde Monmouth Stock Transfer Co., Inc. (“Olde Monmouth”) to act as exchange agent for the Reverse Stock Split. Olde Monmouth will manage the exchange of old, pre-Reverse Stock Split shares for new post-Reverse Stock Split shares. Stockholders will receive a letter of transmittal providing instructions for the exchange of their shares. Record stockholders who hold their shares in “street name” will be contacted by their banks or brokers with any instructions.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On April 12, 2019, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Rexahn Pharmaceuticals, Inc.

99.1	Rexahn Pharmaceuticals, Inc. press release dated April 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: April 12, 2019	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer